EXHIBIT 3.9



                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION


1.  The present name of the                     Denomination sociale actuelle de
    corporation is:                             la compagnie:

    J-Q RESOURCES INC.


2. The name of the corporation                  Nouvelle denomination sociale de
is changed to (if applicable):                  la compagnie (s'il y a lieu):



3. Date of incorporation/amalgamation:          Date de la constitution ou de la
                                                fusion:



                                  30 June 1986
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annea)



4. The articles of the corporation              Les statuts de la compagnie sont
   are amended as follows:                      modifies de la facon suivante:

     RESOLVED as a Special Resolution that the Articles of the Corporation are hereby amended to:

     1. Provide that the head office of the Corporation shall be situated at the City of Toronto, in the Province of Ontario, and until changed by resolution of the Board of Directors of the Corporation, shall be located at Suite 906, 101 Richmond Street West, Toronto, Ontario.

     2. Provide that the number of directors of the Corporation shall be a minimum of three directors, and a maximum of ten directors; a quorum of directors shall in no case be less than two-fifths of the number of directors; the directors of the Corporation shall, subject to the foregoing determine the number of directors, from time to time; and effective upon filing of Articles of Amendment giving effect to this Special Resolution, the number of directors shall be fixed at five (5) until changed by the Board of Directors.

     3. Delete any maximum number of or maximum consideration for shares that the Corporation is authorized to issue.


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     4.  Provide  that the authorized capital of the Corporation be increased so that the Corporation is authorized to issue an unlimited number of common shares without par value.

     5. Vary the provisions of the Articles of the Corporation to provide that there shall be no restrictions on the business in which the Corporation may engage, or in the powers which the Corporation shall be entitled to exercise.

     6. Any officer or director of the Corporation be and he is hereby authorized and directed to execute and deliver Articles of Amendment, in duplicate, to the Directors under the Act and to sign and execute all documents and to do all things necessary or expedient to obtain a Certificate of Amendment in connection with the foregoing.





5. The amendment has been duly authorized         La modification a ete dument
   as required by Sections 167 and 169            autorisee conformement a
   (as applicable) of the Business                l'article 167 et, s'il y lieu,
   Corporations Act.                              l'article 169 de la Loisurles
                                                  compagnies.



6. The resolution authorizing the                 Les actionnaires ou les
   amendment was approved by the shareholders/    administrateurs (le cas
   directors (as applicable) of the               echeant) de la compagnie
   corporation on                                 ont approuve la resolution
                                                  autorisant la modification



                                  27 June 1986
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, ennee)


  These articles are signed in duplicate.         Les presents statuts sont
                                                  signes en double exemplaire.

                                                  J-Q RESOURCES INC.



                                           _____________________________________
                                                     (Name of Corporation)
                                          (Denomination sociale de la compagnie)

                                 By/Par:  /s/   Irwin Singer
                                        ----------------------------------------
                                        (Signature)      (Description of Office)
                                        (Signature)      (Fonction)
                                        IRWIN SINGER      PRESIDENT

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